                                                                    EXHIBIT 10.4

                           ADVISORY SERVICES AGREEMENT

      This ADVISORY SERVICES AGREEMENT (this "Agreement") is made and entered into as of November 16, 2001, by and between Delaware North Companies, Incorporated, a Delaware corporation ("Delaware North"), and Wheeling Island Gaming, Inc., a Delaware corporation (the "Company").

      WHEREAS, on November 16, 2001, the Company entered into a Stock Redemption Agreement with one of its stockholders, WHX Entertainment Corp., a Delaware corporation ("WHX"), to acquire all of the shares of the Company's common stock held by WHX for total consideration of $105.0 million (the "Stock Purchase");

      WHEREAS, Sportsystems Corporation, a Delaware corporation
("Sportsystems"), is a stockholder of the Company, and Sportsystems is a wholly owned subsidiary of Delaware North; and

      WHEREAS, Delaware North provided advisory services (the "Services") in connection with the negotiation, structuring and financing of the Stock Purchase, and the Company benefited from the Services;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

      1. ADVISORY SERVICES. Delaware North shall have provided the Services to the Company in connection with the negotiation, structuring and financing of the Stock Purchase.

      2. ADVISORY FEE. As consideration for the Services provided by Delaware North, the Company shall pay a one-time advisory fee (the "Advisory Fee") to Delaware North in an amount equal to 1.25% of $105.0 million. The Advisory Fee shall be paid by the Company to Delaware North on the date of the closing of the Stock Purchase.

      3. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supercedes all prior agreements or understandings among the parties hereto with respect hereto.

      4. DESCRIPTIVE HEADINGS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

      5. NOTICES. All notices or other communications that are required or permitted hereunder to either Delaware North or the Company shall be in writing and shall be deemed to have been duly given either when delivered personally or three days after being sent by registered or certified U.S. mail, postage prepaid, return receipt requested, addressed to 40 Fountain Plaza, Buffalo, New York 14202.

      6. COUNTERPARTS. This Agreement may be executed in any number of the counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one agreement.

      7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      8. BENEFITS OF AGREEMENT. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by any party hereto without the consent of the other party hereto.

      9. MODIFICATION. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties hereto.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              DELAWARE NORTH COMPANIES,
                              INCORPORATED

                              By: ____________________________________
                                  Name:
                                  Title:


                              WHEELING ISLAND GAMING, INC.


                              By: _____________________________________
                                  Name:
                                  Title:


                                       2